Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$5,629,453
Unrealized Gain (Loss) on Market Value of Futures	1,256,279
Dividend Income	2,401
Interest Income	170
Total Income (Loss)	$6,888,303

Expenses
Investment Advisory Fee	$33,078
Brokerage Commissions	4,287
NYMEX License Fee	1,333
Prepaid Insurance Expense	865
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	367
Other Expenses	36,673
Total Expenses	77,378
Expense Waiver	(28,404)
Net Expenses	$48,974
Net Gain (Loss)	$6,839,329

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/10	$60,455,255
Net Gain (Loss)	6,839,329

Net Asset Value End of Period	$67,294,584
Net Asset Value Per Unit (1,600,000 Units)	$42.06

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502